UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2009
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51863	03-0491827
(Commission File No.)	(IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 22, 2009, Vanda Pharmaceuticals Inc. (the “Company”) entered into new employment agreements with each of Stephanie R. Irish, the Company’s Acting Chief Financial Officer and John J. Feeney, III, MD, the Company’s Acting Chief Medical Officer.
     The terms of Ms. Irish’s employment agreement include (1) an annual base salary of not less than $200,000; (2) an annual incentive bonus equal to 25% of her then-current base salary; and (3) an option to purchase 95,000 shares of the Company’s common stock at an exercise price of $12.55 per share, which option will vest in equal monthly installments over four years of continuous service commencing May 22, 2009, except that the vested portion of the option shall accelerate by twenty-four months under certain circumstances following a change in control of the Company. The equity award was granted pursuant to the Company’s 2006 Equity Incentive Plan. In addition, in the event that Ms. Irish’s employment is terminated for any reason other than cause or permanent disability, or because she terminates her employment within 6 months after a condition constituting good reason arises, the Company is required to pay Ms. Irish (1) severance payments based on her annual base salary for a period of twelve months, (2) an amount equal to her annual target bonus at the rate in effect at the time of the termination and (3) payment of the continuation of her health and welfare benefits coverage for up to 12 months following such termination or resignation date. Payment of the foregoing severance benefits is contingent on Ms. Irish executing a written release in favor of the Company.
     The terms of Dr. Feeney’s employment agreement include (1) an annual base salary of not less than $270,000; (2) an annual incentive bonus equal to 25% of his then-current base salary; and (3) an option to purchase 95,000 shares of the Company’s common stock at an exercise price of $12.55 per share, which option will vest in equal monthly installments over four years of continuous service commencing May 22, 2009, except that the vested portion of the option shall accelerate in full under certain circumstances following a change in control of the Company. The equity award was granted pursuant to the Company’s 2006 Equity Incentive Plan. In addition, in the event that Dr. Feeney’s employment is terminated for any reason other than cause or permanent disability, or because he terminates his employment within 6 months after a condition constituting good reason arises, the Company is required to pay Dr. Feeney (1) severance payments based on his annual base salary for a period of twelve months, (2) an amount equal to his annual target bonus at the rate in effect at the time of the termination and (3) payment of the continuation of his health and welfare benefits coverage for up to 12 months following such termination or resignation date. Payment of the foregoing severance benefits is contingent on Dr. Feeney executing a written release in favor of the Company.
     The Company and each of Ms. Irish and Dr. Feeney will also enter into an indemnification agreement requiring the Company to indemnify Ms. Irish and Dr. Feeney, respectively, to the fullest extent permitted under Delaware law with respect to their service as officers. The indemnification agreement will be in the form entered into with the Company’s other executive officers. This form is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-130759), as originally filed on December 29, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.
By:	/s/ Stephanie R. Irish
	Name:	Stephanie R. Irish
	Title:	Acting Chief Financial Officer and Treasurer

Dated: May 27, 2009